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                                                                   EXHIBIT 10.19

              2000 Bonus Plan for CEO, COO, CFO OF BACOU USA, INC.

            2000 STOCK OPTION POOL AND ALLOCATION TO CEO, COO AND CFO

                                October 16, 1999


The Board of Directors of Bacou USA, Inc. ("Company") has approved and adopted a 2000 Bonus Plan for CEO, COO and CFO of Company (the "Bonus Plan"), as well as a 2000 Stock Option Pool and Allocation to CEO, COO and CFO (together the "Option Plan"). In order to be eligible to receive a bonus under the Bonus Plan, an executive must be the CEO, COO or CFO of Company and be designated a participant pursuant to a written employment arrangement with Company. In order to be eligible to receive an allocation under the Option Plan, an employee must be designated a participant pursuant to a written employment arrangement with Company or by the Compensation Committee of the Board of Directors of Company. The Bonus Plan and the Option Plan will be administered by the Compensation Committee of the Board of Directors of Company in its discretion, and all determinations by such Committee shall be final and not subject to appeal.

The CEO, COO and CFO shall be entitled to cash bonuses for 2000 - 2002 based upon the Company's compound annual growth rate (CAGR) of net income and earnings before interest, taxes, depreciation and amortization (EBITDA) as provided in Schedule A attached hereto. For this purpose, the amount of net income and EBITDA of Company for any year shall be determined on the basis of the Company's audited financial statements; provided, however, that actual net earnings and EBITDA shall be adjusted to reflect operating earnings and EBITDA in a manner consistent with the methods historically used by the Company's published sell-side analysts. For example, in order to make meaningful comparisons from year-to-year, such methods have excluded the effect of acquisition-related non-recurring charges and adjustments such as the write-off of purchased in-process research and development expenses and the step-up of inventory values to fair market value under applicable purchase accounting rules. For purposes of the Bonus Plan, 1998 net earnings of $25,793,000 and EBITDA of $60,614,000 shall be utilized for the base period on which compound annual growth rates will be determined for the years 2000, 2001 and 2002. This will result in two-year CAGRs for 2000, three-year CAGRs for 2001 and four-year CAGRs for 2002.

The total number of stock options to be granted on the basis of corporate performance in 2000 - 2002 shall be determined pursuant to Schedule B attached hereto.

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-        The pool specified in Schedule B shall be provided in addition to any options which are granted to employees in connection with their recruitment to work for the Company.

- For purposes of the Option Plan, the CAGR of net income shall be determined in the same manner as for the Bonus Plan.

- Forty percent of the total pool shall be allocated to the CEO, COO and CFO pursuant to Schedule B.

- Sixty percent of the total pool shall be allocated to such persons as shall be determined by the Compensation Committee of the Board of Directors of Company at the meeting when year-end bonuses are determined.

- All stock options granted pursuant to Schedule B shall bear an exercise price equal to the fair market value of the underlying shares on the date of grant and shall vest one-third on each of the first through third anniversaries of grant.

- Notwithstanding the foregoing general rules, option grants and vesting terms may be accelerated and the exercise price may be modified pursuant to written agreement in the event of a change of control of Company.

- Furthermore, in the event that a participant fully retires from active business before all granted options have vested, the Compensation Committee shall allow the vesting schedule to be accelerated and the exercise period to be extended provided that the retiree provides adequate assurances that he/she has retired completely from business pursuits.

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                                   SCHEDULE A
              2000 - 2002 EXECUTIVE BONUS PLAN FOR CEO, COO AND CFO

                      BONUS FACTOR 1: GROWTH OF NET INCOME


          CAGR                         CEO                        COO                        CFO

        UNDER 1%                       $0                         $0                         $0

        1% TO 5%                    $100,000                    $50,000                    $40,000

        5% TO 8%                    $125,000                    $75,000                    $50,000

        8% TO 12%                   $175,000                   $100,000                    $65,000

        OVER 12%                    $225,000                   $125,000                    $80,000


                        BONUS FACTOR 2: GROWTH OF EBITDA

          CAGR                         CEO                        COO                        CFO

        UNDER 1%                       $0                         $0                         $0

        1% TO 4%                    $100,000                    $50,000                    $40,000

        4% TO 7%                    $125,000                    $75,000                    $50,000

        7% TO 10%                   $175,000                   $100,000                    $65,000

        OVER 10%                    $225,000                   $125,000                    $80,000


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                                   SCHEDULE B
                       2000 - 2002 TOTAL STOCK OPTION POOL
                                       AND
                         ALLOCATION TO CEO, COO AND CFO

                    STOCK OPTION FACTOR: GROWTH OF NET INCOME


       CAGR              TOTAL POOL         CEO/COO/CFO POOL           CEO           COO         CFO
     BELOW 1%                0                     40%                  0             0           0

     1% TO 5%                0                     40%                  0             0           0

     5% TO 8%             100,000                  40%                17,000        13,000      10,000

    8% TO 12%             150,000                  40%                23,500        19,500      17,000

     OVER 12%             225,000                  40%                35,000        30,000      25,000